Exhibit 10.322

LEASE TERMINATION AGREEMENT

This LEASE TERMINATION AGREEMENT (this “Agreement”) is entered into as of the 7th day of August, 2009, by and between TPSC IX, LLC, a Delaware limited liability company (“Landlord”), and LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that Lease dated November 9, 2006 (the “Lease”), whereby Landlord leased to Tenant, and Tenant leased from Landlord those certain premises (collectively, the “Premises”) consisting of (i) that certain real property (“Land”) legally described as Parcel 2 of Parcel Map 17826, in the City of San Diego, County of San Diego, State of California, according to Map thereof, filed in the Office of the County Recorder of San Diego County, February 18, 1997, (ii) the two (2)-story building located on the Land (the “Building”), and (iii) all landscaping, drainage, irrigation, lighting, parking facilities, walkways, driveways and other improvements and appurtenances related thereto, including, but not limited to, ingress and egress to the public right-of-way. The first floor portion of the Premises may be referred to herein as the “First Floor Premises,” the second (2nd) floor portion of the Building may be referred to herein as the “Second Floor Premises,” the basement portion of the Premises may be referred to herein as the “Basement Premises,” and certain areas adjacent to but outside the Building may be referred to herein as the “Building Exterior Space” all as more particularly set forth on Exhibit A-1 attached hereto.

B. Tenant and Landlord desire to enter into this Agreement in order to terminate the Lease on the terms and conditions set forth herein.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the conditions and the covenants hereinafter contained, and for other consideration hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

1. Defined Terms. All terms defined in the Lease when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Agreement.

2. Effectiveness of this Agreement. Landlord, Tenant, Takeda San Diego, Inc., a Delaware corporation (“Takeda”), and HCP TPSP, LLC, a Delaware limited liability company (“HCP TPSP”), intend to simultaneously enter into three (3) agreements (collectively, “Contracts”) identified as follows: (i) this Agreement; (ii) a lease agreement between Landlord and Takeda (“Takeda Lease”) for Takeda’s lease of the First Floor Premises following the Initial Termination Date (as defined in Section 3, below), which

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Takeda Lease shall be acceptable to Landlord in its sole discretion; and (iii) a lease agreement between HCP TPSP and Tenant (“New Lease”) for Tenant’s lease of space located at 11085 North Torrey Pines Road, San Diego, California, which New Lease shall be acceptable to each of HCP TPSP and Tenant in their reasonable discretion, respectively. Neither Landlord nor Tenant shall have any liability whatsoever to the other party hereto relating to or arising from the inability or failure to cause all of the Contracts to be executed. Except as set forth herein, the Lease shall remain unmodified and in full force and effect unless and until such time as this Agreement (and all the Contracts) are executed and Landlord receives the full amount of the Initial Payment, as more particularly set forth in Section 5.1, below.

3. Termination of the Lease. Subject to the terms and conditions set forth in Section 2, above, Landlord and Tenant hereby agree that the Lease shall terminate and be of no further force or effect (i) with respect to those certain portions of the First Floor Premises, Second Floor Premises, Basement Premises, and Building Exterior Space more particularly identified on Exhibit A-2 attached hereto (the “Initial Surrender Premises”), as of the date of the full execution and delivery of this Agreement by Landlord and Tenant (the “Initial Termination Date”) and (ii) with respect to the remaining portions of the Premises (which shall include, without limitation, the remainder of the Basement Premises, the remainder of the First Floor Premises, the remainder of the Building Exterior Space, and the remainder of the Second Floor Premises), as of the date (the “Lease Termination Date”) on which Tenant shall have completed the de-commissioning of such portions the Premises under the license described in Section 33.5(d) of the Lease and completed the other requirements set forth in Section 33.7 of the Lease, and vacated and surrendered exclusive possession of such portions of the Premises to Landlord, provided that in no event shall the Lease Termination Date be after March 31, 2010. Notwithstanding the foregoing, Tenant shall use commercially reasonable efforts to cause the Lease Termination Date to occur on or before December 31, 2009.

3.1 Lot 14. Notwithstanding the Initial Termination Date and the corresponding termination of the Lease with respect to the Initial Surrender Premises, Landlord and Tenant acknowledge that Tenant’s “Access Right” with respect to Lot 14 (as more particularly set forth in Section 36 of the Lease) shall not terminate upon the Initial Termination Date, but shall terminate coterminously with the Lease upon the Lease Termination Date.

3.2 Rent for the Premises. Except as set forth in this Agreement, Tenant shall continue to remain fully liable for all obligations of Tenant under the Lease arising or accruing prior to (A) the Initial Termination Date with respect to the Initial Surrender Premises, and (B) the Lease Termination Date with respect to all portions of the Premises which are not the Initial Surrender Premises, including, without limitation, the payment of all Basic Annual Rent, Operating Expenses, Taxes and Assessments, and other Additional Rent due under the terms of the Lease; provided, however, except with respect to the holdover identified below, in no event shall Tenant be obligated to pay any amounts of Basic Annual Rent, Operating Expenses, or Taxes and Assessments with respect any portion of the Premises on and after the earlier to occur of the October 1, 2009 (subject to the full execution and delivery of the New Lease by HCP TPSP and Tenant) and the Lease Termination Date. Notwithstanding the termination of the Lease with respect to the Initial Surrender Premises (but subject to the terms of the immediately foregoing sentence), the Basic Annual Rent payable by Tenant under the Lease shall not be reduced, and Tenant shall continue to pay Basic Annual Rent as if Tenant continued

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to lease the entire Premises, through and until the Lease Termination Date; provided, however, effective as of the Initial Termination Date, Tenant shall have no further obligation to pay the cost of any electricity, water, gas or other utilities consumed in the Premises (it being acknowledged that Takeda shall pay all such utility costs pursuant to the terms of the Takeda Lease) Tenant shall additionally continue to be obligated to pay to Landlord Operating Expenses, Taxes and Assessments, and other Additional Rent (other than the utility cost as set forth above), which would otherwise be due under the terms of the Lease with respect to the Initial Surrender Premises during this period, provided that any such amounts paid by the Takeda with respect to the Initial Surrender Premises shall be credited against the amounts payable by Tenant under the Lease with respect thereto. The “Termination Date” shall mean, individually or collectively, as the context may require, the Initial Termination Date, and/or the Lease Termination Date. In the event that the Lease Termination Date does not occur by October 1, 2009, for any reason other than Tenant’s failure to execute the New Lease, then notwithstanding any contrary provision in this Agreement or in the Lease, Tenant shall have no obligation to pay Basic Annual Rent and Additional Rent for the Premises on and after October 1, 2009, it being acknowledged that Tenant’s obligation to pay rent under the terms of the New Lease shall commence October 1, 2009. If, however, Tenant holds over in all or any portion of the Initial Surrender Premises after the Initial Termination Date, any holdover rent payable by Tenant with respect to the Initial Surrender Premises, as more particularly set forth in Section 7 below, shall be calculated based on the rent payable by Tenant under the terms of the Lease for the period of time immediately prior to the date of the full execution and delivery of this Agreement by Landlord and Tenant. If Tenant holds over in all or any portion of the remaining Premises after March 31, 2010 (except to the extent such hold over is directly attributable to HCP TPSP’s failure to deliver to Tenant the premises under the terms of the New Lease which is not due to a delay caused by Tenant), and Landlord is required to provide Takeda with a credit against the rent that Takeda would otherwise pay under the terms of the Takeda Lease (the “Takeda Credit Amount”), Tenant shall be liable to pay “holdover rent,” as more particularly set forth in Section 7 below, in an amount equal to the amount of such Takeda Credit Amount (but in no event in excess of $30,000 per month), prorated on a daily basis until Tenant has vacated and surrendered such remaining Premises.

4. Surrender of Premises.

4.1 In General. Tenant hereby agrees to vacate the applicable portion of the Premises and surrender and deliver exclusive possession of same to Landlord on or before the applicable Termination Date in good order, condition and repair and otherwise in accordance with the provisions of the Lease (including, without limitation, Section 17.7 and Article 28 of the Lease) (the “Surrender Obligations”), and Tenant shall deliver to Landlord all of the keys to the Premises and any other locked areas which are part of the Premises. Notwithstanding the foregoing, Sections 33.6 and 33.7 of the Lease shall apply only to the Lease Termination Date, and not the Initial Termination Date. In the event that there are any items of furniture, trade fixtures and equipment in the Premises (the “FF&E”) that Tenant desires to transfer to Takeda following the termination of the Lease as provided herein, Tenant shall coordinate the same directly with Takeda prior to such termination and Landlord shall have no obligation in connection therewith. Notwithstanding the foregoing, Landlord and Tenant agree that, concurrently with the payment of the “Initial Payment”, as defined in

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Section 5, below, Tenant shall pay $60,000.00 to Landlord, which payment shall be in lieu of Tenant’s obligations to complete any of the repairs and maintenance items recommended in that certain Equipment Survey for 10275 Science Center Drive dated June 16, 2009 prepared by Pacific Rim Mechanical, and that, upon such payment, Landlord shall release Tenant from any obligation to complete such repairs and maintenance. In addition, Tenant shall be solely responsible to obtain from the applicable governmental agencies the final decommissioning clearances as required by applicable law for the Premises. If the final decommissioning, and any associated governmental approvals, has not been completed (and copies of all applicable documentation related thereto delivered to Landlord) by the date which is twelve (12) months after the date of this Agreement, Tenant acknowledges that Landlord shall be obligated to reduce the amount of Takeda’s pro-rata share of “Operating Expenses” (as that term is defined in the Takeda Lease, and which includes operating expenses and real property taxes) by fifty percent (50%), and to reduce Takeda’s monthly base rental obligation by $60,000 per month, all of which shall be prorated on a daily basis until the date the final decommissioning (including any associated governmental approvals) has been completed (collectively, the “Takeda Rental Reductions”) . Tenant hereby agrees that to the extent that Landlord provides all or any portion of the Takeda Rental Reductions to Takeda, Tenant shall pay to Landlord the amount of the Takeda Rental Reductions provided to Takeda within thirty (30) days following Landlord written demand therefore. In addition, if the final decommissioning and any associated governmental approvals has not been completed by the date which is twenty-four (24) months after the date of this Agreement, Tenant acknowledges that Takeda shall have the right under the terms of the Takeda Lease to terminate the Takeda Lease, and in the event Takeda exercises such right of termination, Tenant shall indemnify Landlord from any and all costs, expenses and damages (including without limitation court costs and reasonable attorneys’ fees) incurred by Landlord and actually paid to Takeda or Landlord’s attorneys as a result of Tenant’s failure to cause the completion of such decommissioning by such date.

4.2 Landlord’s Right to Access Premises. Following the full execution and delivery of this Agreement by Landlord and Tenant, Landlord shall have reasonable access to the Premises for the purpose of performing alterations and constructing improvements in the Premises for Takeda under the Takeda Lease (the “Takeda Improvements”). All such access (except with respect to any ongoing work) shall be upon not less than twenty-four (24) hours prior notice to Tenant. Landlord shall use commercially reasonable efforts to schedule and to carry out all such Takeda Improvements, in a manner, and in such locations, as to minimize, to the extent reasonably practicable, any material disruption of the Tenant’s use of the portions of the Premises occupied by Tenant, and Tenant shall reasonably cooperate with Landlord in order to enable such Takeda Improvements to be performed in a timely manner in accordance with Landlord’s reasonable construction schedule. In order to facilitate the construction of such Takeda Improvements, Tenant agrees that Tenant shall not have access to the Premises in any areas where Landlord is performing the Takeda Improvements. The rights granted to Landlord in this Section 4.2 may be exercised by Landlord or the Takeda, and/or any of their respective agents, employees, and independent contractors. In no event shall the limitations on Tenant’s use of or access to the Initial Surrender Premises, or any portion thereof, as set forth in this Section 4.2 constitute a constructive eviction of Tenant or entitle Tenant to any abatement of Rent. Tenant hereby acknowledges that, notwithstanding Tenant’s occupancy of a portion of the Premises during the construction of the Takeda Improvements, Landlord shall be permitted to construct the Takeda Improvements during normal business hours, and Tenant shall, to the extent commercially reasonable and possible, upon request provide a clear working

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area for such work (including, but not limited to, the moving of furniture, fixtures and Tenant’s property away from the area in which Landlord is constructing the Takeda Improvements). Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Takeda Improvements, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the construction of the Takeda Improvements, or for any inconvenience or annoyance occasioned by the construction of the Takeda Improvements; provided, however, notwithstanding the foregoing, Landlord shall be responsible and liable for any breach of the covenants, terms and conditions set forth in this Agreement, and Landlord agrees to indemnify Tenant (and Tenant’s Agents) in the same manner that Tenant indemnified Landlord in Section 20.1 of the Lease.

4.3 Shared Communal Areas. Following the termination of the Lease with respect to the Initial Surrender Premises, and the commencement of the Takeda Lease, Tenant acknowledges that both Tenant and Takeda will be occupying and using portions of the Building Exterior Space, Basement Premises, First Floor Premises and Second Floor Premises. However, since the Building Exterior Space, Basement Premises, First Floor Premises and Second Floor Premises are not separately demised for typical multi-tenant use (and Tenant hereby acknowledges and agrees that Landlord shall not be providing any such demising work), Tenant and Takeda shall each have shared access to portions of the remaining Premises and the area being leased by Takeda to the extent necessary for normal ingress and egress to each party’s respective premises, as well as the use of restrooms and other “common” facilities. All such areas shall be referred to as “Communal Areas” and are shown more particularly on Exhibit A-2 (pages 1 through 4) attached hereto. In no event shall any such Communal Areas be deemed “common areas” (whose repair, maintenance, insurance and other obligations would typically be that of a landlord), but that such Communal Areas shall remain a part of Tenant’s and Takeda’s respective premises, and Landlord shall not provide any services to such Communal Areas. Tenant acknowledges and agrees that each of Tenant and Takeda shall have the non-exclusive right to use such Communal Areas for the uses typically associated with such areas (for example, Communal Areas corridors shall only be used for ingress and egress, and not for office, laboratory, storage or other uses). In no event shall any such use by Takeda of any portion of Communal Area which is also a part of the remaining Premises constitute a constructive eviction of Tenant or entitle Tenant to any abatement of Rent. Tenant shall use commercially reasonable efforts to cooperate with Takeda in connection with Takeda’s use of any such Communal Areas. Tenant expressly acknowledges and agrees that Takeda is an intended third-party beneficiary of the provisions of this Section 4.3.

4.4 Telecom Room Communal Area; Server Room. Promptly following the date of this Agreement, Tenant shall, at Tenant’s sole cost and expense, extend sufficient wiring from the second (2nd) floor server room (marked on Exhibit A-2 as room number 259) into the second (2nd) floor Communal Area telecom room (marked on Exhibit A-2 as room number 261) in order to allow Takeda to install and operate their computer server equipment in such telecom room. Tenant agrees that in the event that Takeda should reasonably require access to the server room in connection with the repair and/or maintenance of those items of Takeda’s server equipment/cabling which may be located in such server room, Takeda shall have the right to such access following reasonable prior notice to Tenant, and as a condition to any such entry, Tenant shall have the right to have a representative present during such entry.

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5. Consideration to Landlord. In consideration for Landlord’s execution of this Agreement, Tenant shall pay to Landlord the total amount of Fourteen Million Three Hundred Thousand and No/100 Dollars ($14,300,000.00) (the “Termination Fee”), which Termination Fee shall be delivered to Landlord in three (3) separate payments as follows:

5.1 Within one (1) business day after Landlord and Tenant’s execution of this Agreement, Tenant shall deliver to Landlord, via wire transfer, the amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (the “Initial Payment”); provided, however, in no event shall this Agreement be effective prior to Landlord’s receipt of such Initial Payment.

5.2 On or before July 1, 2010, Tenant shall deliver to Landlord the amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00) (the “Second Payment”).

5.3 On or before April 1, 2011, Tenant shall deliver to Landlord the amount of Five Million Three Hundred Thousand and No/100 Dollars ($5,300,000.00) (the “Third Payment”).

In the event that Tenant fails to timely make the Second Payment or the Third Payment, such failure shall be deemed a default hereunder and entitle Landlord to exercise its right to draw down on the “L-C,” as that term is defined in Section 8, below.

6. Representations.

6.1 Tenant represents and warrants to Landlord that (a) Tenant has not heretofore assigned or sublet all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (d) Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof. Tenant further represents and warrants to Landlord that as of the date hereof there are no, and as of the applicable Termination Date there shall not be any, mechanic’s liens or other liens encumbering all or any portion of the applicable portion of the Premises, by virtue of any act or omission on the part of Tenant, its predecessors, contractors, agents, employees, successors or assigns. Notwithstanding the termination of the Lease provided for herein, the representations and warranties set forth in this Section 6 shall survive the Termination Date and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

6.2 Landlord represents and warrants to Tenant that (a) Landlord has the full right, legal power and actual authority to enter onto this Agreement and to terminate the Lease without the consent of any person, firm or entity; and (b) Landlord has the full right, legal power and actual authority to bond Landlord to the terms and conditions hereof. Notwithstanding the termination of the Lease as provided herein, the representations and warranties set forth in this Section 6.2 shall survive the Termination Date and Landlord shall be liable to Tenant for any inaccuracy or any breach thereof.

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7. Continuing Liability. Notwithstanding the termination of the Lease provided for herein, Tenant shall remain liable, with respect to the period of its tenancy prior to the applicable Termination Date, for the performance of all of its obligations under the Lease (including, without limitation, Tenant’s payment of all Basic Annual Rent, Operating Expenses, Taxes and Assessments, and other Additional Rent due under the terms of the Lease, and Tenant’s obligations set forth in Section 33.9 of the Lease) and Landlord shall have all the rights and remedies with respect to such obligations as set forth in the Lease; provided, however, that the terms of this Agreement supersede and amend Tenant’s obligations under the Lease, including without limitation, Tenant’s obligation to pay Basic Annual Rent, Operating Expenses, Taxes and Assessments, and other Additional Rent terminating as set forth in Section 3.2 above. In the event that Tenant retains possession of the Initial Surrender Premises or any part thereof after the Initial Termination Date, or any other portion of the Premises after the March 31, 2010, then the provisions of Article 12 (Holding Over) of the Lease shall apply (provided that with respect to a hold over in the remaining Premises after March 31, 2010, the “holdover rent” payable shall be as set forth in Section 3.2, above, and the last sentence of Section 12.2 of the Lease shall not apply to such holding over). In addition, notwithstanding the termination of the Lease provided for herein, but subject to the provisions of this Agreement (including, but not limited to, Section 4.1 above), Tenant shall remain liable with respect to, and fully obligated to comply with the terms of, the provisions of Article 33 of the Lease (specifically including, without limitation, Sections 33.3, 33.6, 33.7, and 33.8), all of which shall survive the expiration of the Lease.

8. Letter of Credit.

8.1 Required Thresholds. In the event that after delivery of the Initial Payment to Landlord and prior to Tenant’s payment to Landlord of the remainder of the Termination Fee (i.e., each of the Second Payment and the Third Payment), Tenant fails to meet the “Required Thresholds” as that term is defined hereinbelow, Tenant shall be obligated to deliver, within five (5) business days after written notice from Landlord, an irrevocable letter of credit (the “L-C-”) to Landlord in the then-outstanding amount of the Termination Fee (the “L-C Amount”) drawable without condition other than presentation to the issuer of the original L-C, a sight draft, and a certificate of Landlord, all as set forth in the form of L-C attached hereto as Exhibit B. For purposes of this Agreement, the “Required Thresholds” shall mean that Tenant maintains the following: (i) unrestricted cash and short-term investments (as computed in accordance with generally accepted accounting principles consistently applied) of not less than Thirty Million and No/Dollars ($30,000,000.00); provided that following the date of Tenant’s payment in full of the Second Payment to Landlord, such amount shall be reduced to Twenty Million and No/Dollars ($20,000,000.00), and (ii) the book value of Tenant’s total then-current assets (as shown on Tenant’s financial statements and computed in accordance with generally accepted accounting principles consistently applied) shall be in excess of one hundred ten percent (110%) of the book value of Tenant’s total then-current liabilities (as shown on Tenant’s financial statements and computed in accordance with generally accepted accounting principles consistently applied). Tenant shall submit to Landlord, within thirty (30) days following the end of each calendar month following the date of this Agreement, a report prepared by Tenant (which report shall be certified by an independent certified public accountant or Tenant’s

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chief financial officer) which shall expressly include, without limitation, the amount of Tenant’s (A) then-current cash balance, and (B) then-current working capital. Additionally, Tenant shall submit to Landlord copies of Tenant’s quarterly 10-Q reports to the Securities and Exchange Commission within ten (10) business days of the filing of the same with the Securities and Exchange Commission. If Tenant fails to provide such reports or such 10-Q reports within ten (10) business days following its receipt of written notification from Landlord that the same was not received within such thirty (30) day period, then the Required Thresholds shall be deemed not to have been maintained, in which event Tenant shall immediately be required to deliver the L-C to Landlord in the then-applicable L-C Amount. If Tenant fails to provide the L-C to Landlord in the L-C Amount within ten (10) business days following written notice to Tenant that the same was not provided when due, then notwithstanding any contrary terms set forth in Section 5, above, the total amount of the then outstanding amount of the Termination Fee shall be due and payable in full to Landlord within five (5) business days following the expiration of the foregoing ten (10) business day period.

8.2 Delivery of Letter of Credit. Subject to the terms set forth in Section 8.1, above, Tenant shall deliver to Landlord the L-C- in the L-C Amount-, which L-C shall be issued by a solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local southern California office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F2”, and a long term Fitch Rating which is not less than “BBB”(or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit B, attached hereto. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be irrevocable and drawable without condition other than presentation to the issuer of the original L-C a sight draft, and a certificate of Landlord, all as set forth in Exhibit B, (ii) be maintained in effect, whether through renewal, extension, or replacement, for the period commencing as provided in Section 8.1 above and continuing until the August 1, 2011 (the “L-C Expiration Date”), and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #500, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Agreement, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended and Tenant has failed to provide a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of such L-C, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if any of the

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Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, and Tenant has failed to provide Landlord with a replacement L-C, conforming in all respects to the requirements of this Section 8 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 8.2 above), in the amount of the applicable L-C Amount, within ten (10) business days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Agreement to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Section 8, and, within ten (10) business days following Landlord’s written notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Section 8. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 8.2, then, notwithstanding anything in this Agreement to the contrary, Landlord shall have the right to declare Tenant in default of this Agreement for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) business day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

8.3 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Agreement in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to apply to unpaid portions of the Termination Fee. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Agreement or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

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8.4 In General. If, as a result of any draw by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the then applicable L-C Amount after application of the proceeds of such draw to the Termination Fee, Tenant shall, within five (5) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Section 8. If an L-C Draw Event occurs, Landlord shall have the right to present the L-C to the Bank in accordance with the terms of this Section 8, and the proceeds of the L-C shall be applied by Landlord against unpaid amounts of the Termination Fee. In the event Landlord elects to draw on the L-C, Landlord agrees to pay to Tenant within five (5) business days after the receipt of the draw amount, any proceeds of the L-C received by Landlord and not applied against the Termination Fee.

8.5 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to the Lease. In the event of a transfer of Landlord’s interest in the Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

8.6 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises.

8.7 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.

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8.8 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

8.8.1 A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

8.8.2 Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

8.9 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, together with interest at the Default Rate and reasonable actual out-of-pocket attorneys’ fees. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor.

9. Disposition of Personal Property. Notwithstanding the above, Tenant shall continue to have access to the Premises through and including the applicable Termination Date in order to remove all of its personal property, equipment and signage other than the FF&E (“Personal Property”) from the Premises. In the event that Tenant does not remove its Personal Property from the Premises prior to such applicable Termination Date, Tenant acknowledges that Landlord shall be entitled to dispose of said Personal Property in any manner it deems fit and charge the cost of such disposal to Tenant. Tenant hereby waives any rights it may have to notice under Civil Code sections 1980 et seq. with respect to such Personal Property.

10. No Broker. Other than Tenant’s agreement to pay a certain commission to Cushman & Wakefield, Inc., pursuant to a separate agreement, Landlord and Tenant hereby represent and warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 10 shall not expire and shall survive the expiration the Lease.

11. Attorneys’ Fees. Should any dispute arise between the parties hereto or their legal representatives, successors and assigns concerning any provision of this Agreement or the rights and duties of any person in relation thereto, the party prevailing in such dispute shall be entitled, in addition to such other relief that may be granted, to recover reasonable attorneys’ fees and legal costs in connection with such dispute.

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12. Governing Law. This Agreement shall be governed and construed under the laws of the State of California.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but such counterparts, when taken together, shall constitute one agreement.

14. Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

15. Time of the Essence. Time is of the essence of this Agreement and the provisions contained herein.

16. Further Assurances. Landlord and Tenant hereby agree to execute such further documents or instruments as may be necessary or appropriate to carry out the intention of this Agreement.

17. Voluntary Agreement. The parties have read this Agreement, and on the advice of counsel they have freely and voluntarily entered into this Agreement.

[Signatures contained on next page.]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

“Landlord”:

TPSC IX, LLC, a Delaware limited liability company

By:	/s/ R. W. Rohner
Name:	Randall W. Rohner
Its:	Senior V.P.

By:
Name:
Its:

“Tenant”:

LIGAND PHARMACEUTICALS, INCORPORATED, a Delaware corporation

By:	/s/ Charles Berkman
Name:	Charles Berkman
Its:	V.P., General Counsel and Secretary

By:	/s/ John Sharp
Name:	John Sharp
Its:	V.P., Finance and CFO

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EXHIBIT B

FORM OF LETTER OF CREDIT

(Letterhead of bank meeting criteria Landlord)

FAX NO. [(___) ___-____] SWIFT: [Insert No., if any]	[Insert Bank Name And Address]

DATE OF ISSUE:

BENEFICIARY: [Insert Beneficiary Name And Address]	APPLICANT: [Insert Applicant Name And Address]

LETTER OF CREDIT NO.

EXPIRATION DATE: AT OUR COUNTERS	AMOUNT AVAILABLE: USD[Insert Dollar Amount] (U.S. DOLLARS [Insert Dollar Amount])

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.              IN YOUR FAVOR FOR THE ACCOUNT OF [Insert Tenant’s Name], A [Insert Entity Type], UP TO THE AGGREGATE AMOUNT OF USD[Insert Dollar Amount] ([Insert Dollar Amount] U.S. DOLLARS) EFFECTIVE IMMEDIATELY AND EXPIRING ON          (Expiration Date)         AVAILABLE BY PAYMENT UPON PRESENTATION OF YOUR DRAFT AT SIGHT DRAWN ON [Insert Bank Name] WHEN ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. THE ORIGINAL OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

2. BENEFICIARY’S SIGNED STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF [Insert Landlord’s Name], A [Insert Entity Type] (“LANDLORD”) STATING THE FOLLOWING:

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, AS A RESULT OF THE LEASE TERMINATION AGREEMENT DATED MAY     , 2009, BETWEEN TENANT AND LANDLORD (“AGREEMENT”), HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF USD             IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

EXHIBIT B -1-	TORREY PINES SCIENCE CENTER [Ligand Pharmaceuticals]

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF [Insert Bank Name]’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO.             AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST THIRTY (30) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.             AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THE AGREEMENT, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO.             AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THE AGREEMENT, WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

SPECIAL CONDITIONS:

PARTIAL DRAWINGS AND MULTIPLE PRESENTATIONS MAY BE MADE UNDER THIS STANDBY LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS STANDBY LETTER OF CREDIT.

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING. [Please Provide The Required Forms For Review, And Attach As Schedules To The Letter Of Credit.]

ALL SIGNATURES MUST BE MANUALLY EXECUTED IN ORIGINALS.

ALL BANKING CHARGES ARE FOR THE APPLICANT’S ACCOUNT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR A PERIOD OF ONE YEAR FROM THE PRESENT OR ANY FUTURE EXPIRATION DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO THE EXPIRATION DATE WE SEND YOU NOTICE BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO EXTEND THIS CREDIT FOR ANY SUCH ADDITIONAL PERIOD. SAID NOTICE WILL BE SENT TO THE ADDRESS INDICATED ABOVE, UNLESS

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A CHANGE OF ADDRESS IS OTHERWISE NOTIFIED BY YOU TO US IN WRITING BY RECEIPTED MAIL OR COURIER. ANY NOTICE TO US WILL BE DEEMED EFFECTIVE ONLY UPON ACTUAL RECEIPT BY US AT OUR DESIGNATED OFFICE. IN NO EVENT, AND WITHOUT FURTHER NOTICE FROM OURSELVES, SHALL THE EXPIRATION DATE BE EXTENDED BEYOND A FINAL EXPIRATION DATE OF         (Expiration Date)        .

THIS LETTER OF CREDIT MAY BE TRANSFERRED SUCCESSIVELY IN WHOLE OR IN PART ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF A NOMINATED TRANSFEREE (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH ALL APPLICABLE U.S. LAWS AND REGULATIONS. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S) IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM (AVAILABLE UPON REQUEST) AND PAYMENT OF OUR CUSTOMARY TRANSFER FEES BY APPLICANT. IN CASE OF ANY TRANSFER UNDER THIS LETTER OF CREDIT, THE DRAFT AND ANY REQUIRED STATEMENT MUST BE EXECUTED BY THE TRANSFEREE AND WHERE THE BENEFICIARY’S NAME APPEARS WITHIN THIS STANDBY LETTER OF CREDIT, THE TRANSFEREE’S NAME IS AUTOMATICALLY SUBSTITUTED THEREFOR.

ALL DRAFTS REQUIRED UNDER THIS STANDBY LETTER OF CREDIT MUST BE MARKED: ‘‘DRAWN UNDER [Insert Bank Name] STANDBY LETTER OF CREDIT NO.             .”

WE HEREBY AGREE WITH YOU THAT IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AT OR PRIOR TO [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS PRESENTED CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SUCCEEDING BUSINESS DAY. IF DRAFTS ARE PRESENTED TO [Insert Bank Name] UNDER THIS LETTER OF CREDIT AFTER [Insert Time – (e.g., 11:00 AM)], ON A BUSINESS DAY, AND PROVIDED THAT SUCH DRAFTS CONFORM WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, PAYMENT SHALL BE INITIATED BY US IN IMMEDIATELY AVAILABLE FUNDS BY OUR CLOSE OF BUSINESS ON THE SECOND SUCCEEDING BUSINESS DAY. AS USED IN THIS LETTER OF CREDIT, “BUSINESS DAY” SHALL MEAN ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS IN THE STATE OF CALIFORNIA ARE AUTHORIZED OR REQUIRED BY LAW TO CLOSE. IF THE EXPIRATION DATE FOR THIS LETTER OF CREDIT SHALL EVER FALL ON A DAY WHICH IS NOT A BUSINESS DAY THEN SUCH EXPIRATION DATE SHALL AUTOMATICALLY BE EXTENDED TO THE DATE WHICH IS THE NEXT BUSINESS DAY.

PRESENTATION OF A DRAWING UNDER THIS LETTER OF CREDIT MAY BE MADE ON OR PRIOR TO THE THEN CURRENT EXPIRATION DATE HEREOF BY HAND DELIVERY, COURIER SERVICE, OVERNIGHT MAIL, OR FACSIMILE. PRESENTATION BY FACSIMILE TRANSMISSION SHALL BE BY TRANSMISSION OF THE ABOVE

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REQUIRED SIGHT DRAFT DRAWN ON US TOGETHER WITH THIS LETTER OF CREDIT TO OUR FACSIMILE NUMBER, [Insert Fax Number – (            )             -            ], ATTENTION: [Insert Appropriate Recipient], WITH TELEPHONIC CONFIRMATION OF OUR RECEIPT OF SUCH FACSIMILE TRANSMISSION AT OUR TELEPHONE NUMBER [Insert Telephone Number – (            )             -            ] OR TO SUCH OTHER FACSIMILE OR TELEPHONE NUMBERS, AS TO WHICH YOU HAVE RECEIVED WRITTEN NOTICE FROM US AS BEING THE APPLICABLE SUCH NUMBER. WE AGREE TO NOTIFY YOU IN WRITING, BY NATIONALLY RECOGNIZED OVERNIGHT COURIER SERVICE, OF ANY CHANGE IN SUCH DIRECTION. ANY FACSIMILE PRESENTATION PURSUANT TO THIS PARAGRAPH SHALL ALSO STATE THEREON THAT THE ORIGINAL OF SUCH SIGHT DRAFT AND LETTER OF CREDIT ARE BEING REMITTED, FOR DELIVERY ON THE NEXT BUSINESS DAY, TO [Insert Bank Name] AT THE APPLICABLE ADDRESS FOR PRESENTMENT PURSUANT TO THE PARAGRAPH FOLLOWING THIS ONE.

WE HEREBY ENGAGE WITH YOU THAT ALL DOCUMENT(S) DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS STANDBY LETTER OF CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT OUR OFFICE LOCATED AT [Insert Bank Name], [Insert Bank Address], ATTN: [Insert Appropriate Recipient], ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT,         (Expiration Date)        .

IN THE EVENT THAT THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT IS LOST, STOLEN, MUTILATED, OR OTHERWISE DESTROYED, WE HEREBY AGREE TO ISSUE A DUPLICATE ORIGINAL HEREOF UPON RECEIPT OF A WRITTEN REQUEST FROM YOU AND A CERTIFICATION BY YOU (PURPORTEDLY SIGNED BY YOUR AUTHORIZED REPRESENTATIVE) OF THE LOSS, THEFT, MUTILATION, OR OTHER DESTRUCTION OF THE ORIGINAL HEREOF.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, THIS STANDBY LETTER OF CREDIT IS SUBJECT TO THE “INTERNATIONAL STANDBY PRACTICES” (ISP 98) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 590).

Very truly yours,

(Name of Issuing Bank)

By:

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